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                                                                   EXHIBIT 3.6


                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          GALVESTON'S STEAKHOUSE CORP.



         GALVESTON'S STEAKHOUSE CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:
         FIRST: That the Restated Certificate of Incorporation of the Corporation is hereby amended by the addition of a new paragraph to the end of Article Fourth to read as follows:

         "At the effective time of this amendment to the Restated Certificate of Incorporation, each share of outstanding Common Stock shall be automatically increased to 1.650 shares of Common Stock (the "Forward Stock Split"), with the number of shares of Common Stock held by each shareholder: (i) being rounded up to the next whole number of shares in any case where the operation of the Forward Stock Split otherwise would result in the holding of a fractional share"

         SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said GALVESTON'S STEAKHOUSE CORP. has caused this Certificate to be signed by Richard M. Lee, its Chief Executive Officer, and attested to by Hiram J. Woo, its Secretary, this 24th day of December, 1997.

                                                    GALVESTON'S STEAKHOUSE CORP.
                                                    By: /s/ Richard M. Lee
                                                       ------------------------
                                                       Richard M. Lee
                                                       Chief Executive Officer

CORPORATE SEAL


ATTEST:

By: /s/ Hiram J. Woo
   ------------------------
        Hiram J. Woo
        Secretary